SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15 (d) of Securities Exchange Act

                                  August 23, 2005

                                 Date of Report
                        (Date of Earliest Event Reported)

                           DRAGON GOLD RESOURCES, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


  Nevada                       0-24370                         88-0507007
----------------         --------------------            -----------------------
(State or other          (Commission File No.)           (IRS Employer I.D. No.)
 Jurisdiction)

         Regents Place, 338 Euston Road, London, United Kingdom NW1 3BT
         ---------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                (44) 207-416-4920
                         --------------------------------
                         (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Entry Material Agreement, Sale of Equity


ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 23, 2005, Dragon Gold Resources, Inc. (the "Company"), entered into an Offshore Securities Subscription Agreement ("Agreement"), with Anglo Asian Resources, Inc. ("Anglo"),a Marshall Islands corporation. Under the Agreement, Anglo agreed to purchase 1,000,000 shares of the Company's common stock for US $100,000 (or US $0.10 per share).

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On August 23, 2005, pursuant to the Agreement, the Company agreed to issue 1,000,000 restricted shares of the Company's common stock to Anglo, in a transaction not registered under the Securities Act of 1933 (the "Act"). The Company claims an exemption from registration afforded by Regulation S of the Act ("Regulation S"), since the forgoing issuance will be made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

                                    SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2005         Dragon Gold Resources, Inc.

                            By:/s/ Johannes Peterson
                               -----------------------
                               Chief Executive Officer